UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

Monroe Federal Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56702	99-3587922
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 East Main Street, Tipp City, Ohio		45371
(Address of Principal Executive Offices)		(Zip Code)

(937) 667-8461

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

NA	NA	NA
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Monroe Federal Bancorp, Inc. was held on December 17, 2025. The final vote result on each matter submitted to a vote of stockholders is as follows:

1.	The following nominees were elected to serve as directors, each for a three-year term or until his or her successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non- Votes
Julie M. Broerman Daniels	309,626	45,781	54,523
Lewis R. Renollet	333,626	21,781	54,523
Sarah G. Worley	309,626	45,781	54,523

2.	The Monroe Federal Bancorp, Inc. 2025 Equity Incentive Plan was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
311,776	43,431	200	54,523

3.	The appointment of Wipfli LLP to serve as the independent registered public accounting firm for the fiscal year ending March 31, 2026, was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
383,457	0	26,473	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE FEDERAL BANCORP, INC.

Date: December 19, 2025	By:	/s/ Lewis R. Renollet
Lewis R. Renollet
President and Chief Executive Officer